                                            Exhibit 10.16
RESTRICTED UNITS AWARD AGREEMENT OF
MODIV OPERATING PARTNERSHIP, LP
THIS RESTRICTED UNITS AWARD AGREEMENT (the “Agreement”) is made as of January 25, 2021 (the “Date of Grant”) between Modiv Operating Partnership, LP, a Delaware limited partnership (the “Partnership”) and The Raymond J. Pacini Trust u/a/d 5/3/01, Raymond J. Pacini, Trustee (the “Grantee”).
WHEREAS, the Partnership has agreed to grant to the Grantee an award of restricted Class R Units in the Partnership (the “Restricted Units”) as set forth in the Third Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”) in exchange for Grantee’s services to the Partnership.
NOW, THEREFORE, the parties hereto agree as follows:
1.Grant of Restricted Units.

a.The Partnership hereby grants to the Grantee an award of 33,333 Restricted Units, which reflects adjustment for Modiv Inc.’s 1:3 reverse stock split which will be effective on February 1, 2021, subject to the execution and return of this Agreement by the Grantee to the Partnership as provided herein. Evidence of the Restricted Units shall be held by the Partnership, either in the form of Partnership Unit certificate(s) or book entry, as the case may be.

b.In the event that the Grantee forfeits any of the Restricted Units, the Partnership shall cancel the issuance and indicate such forfeiture on its books and records and, if applicable, shall promptly request delivery of the certificate(s) representing the forfeited Partnership Units to the Partnership.

c.In the event the number of Partnership Units is increased or reduced as a result of a subdivision or combination of Partnership Units or the payment of a distribution or any other increase or decrease in the number of Partnership Units or other transaction such as a merger, reorganization or other change in the capital structure of the Partnership, the Grantee agrees that any certificate representing Restricted Units or other securities of the Partnership issued as a result of any of the foregoing shall be delivered to the Grantee (or a share custodian) or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Agreement as if initially granted hereunder.

d.As a condition to, and in consideration for, the grant of the Restricted Units, the Grantee:

i.Must become a party to the Partnership Agreement as of the Date of Grant, to the extent the Grantee is not already a party thereto; and

ii.Must file with the Internal Revenue Service a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the Restricted Units in substantially the form of Exhibit A attached hereto, within thirty (30) days of the Date of Grant. The Grantee must also deliver to the Company, within thirty (30) days after the Date of Grant, a copy of such election.

If the conditions in this Section 1(d) are not satisfied by the Grantee, the Agreement shall become null and void and the Grantee shall have no rights to the Restricted Units or any other rights under this Agreement.

2.Restrictions on Transfer.
The Restricted Units issued under this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated until the earlier of (i) March 31, 2024 or (ii) the Grantee’s involuntary termination of employment or services with the Partnership, Modiv Inc., or any of their respective affiliates, without “Cause” as defined herein (an “Involuntary Termination”) (clauses (i) and (ii) collectively, the “Lock Up Period”).
3.Lapse of Restrictions Generally.
Except as provided in Sections 4 and 5 hereof and in Exhibit F to the Partnership Agreement, the restrictions set forth in this Agreement with respect to such Restricted Units shall lapse, on the earlier of (i) the expiration of the Lock Up Period, or (ii) a Change of Control (as defined in Exhibit C of the Partnership Agreement), provided that, in the case of a Change of Control, the Grantee has not incurred a termination of employment or services with the Partnership, Modiv Inc., or any of their respective affiliates, for Cause, prior to such date.
The Restricted Units which have become unrestricted are herein referred to as the “Unrestricted Units.” If the Unrestricted Units include a fraction of a unit, such fractional unit shall be rounded up or down to the next nearest whole number.
Any portion of the Restricted Units which have not become Unrestricted Units in accordance with this provision before or at the time of a Grantee voluntarily ceasing to be an employee of or service provider to the Partnership, Modiv Inc., or any of their respective affiliates, shall be forfeited, except in the event of a Grantee death, in which case such Restricted Units shall be transferred to Grantee’s estate or trust.
Notwithstanding any provision to the contrary contained in this Agreement, upon an Involuntary Termination, Restricted Units shall become unrestricted in accordance with the table below, based on the occurrence of the Involuntary Termination:

Date of Involuntary Termination	Percentage of Restricted Units That Vest
Prior to December 31, 2021	0%
Prior to September 30, 2022	30%
Prior to September 30, 2023	60%
4.Effect of Change in Control.
In the event of a Change in Control at any time on or after the Date of Grant, all Restricted Units which have not become unrestricted in accordance with Section 3 hereof shall vest, and the restrictions on such Restricted Units shall lapse, immediately. For purposes of this Agreement, “Change of Control” shall have the meaning set forth in Exhibit C to the Partnership Agreement.
5.Forfeiture of Restricted Units Upon Termination for Cause.

Notwithstanding any provision to the contrary contained in this Agreement, any and all Restricted Units which have not become unrestricted in accordance with Section 3 or 4 hereof shall be forfeited and shall revert to the Partnership upon the termination of employment or services with the Partnership, Modiv Inc., or any of their respective affiliates of the Grantee's employment for Cause.
For purposes of this Agreement, “Cause” shall mean: (1) Grantee’s act of gross negligence or willful misconduct that has the effect of injuring the business of the Partnership or its parent, subsidiaries or affiliates, taken as a whole, in any material respect, (2) Grantee’s conviction or plea of guilty or nolo contendere to the commission of a felony by Grantee, (3) the commission by Grantee of an act of fraud or embezzlement against the Partnership, its subsidiaries or affiliates, or (4) Grantee’s willful breach of any material provision in an employment agreement entered into between Grantee and the Partnership, Modiv Inc., or any of their respective affiliates.
6.Delivery of Restricted Units.
Evidence of book entry or unit certificates with respect to the Restricted Units for which the restrictions have lapsed pursuant to Section 3 or 4 hereof, shall be delivered to the Grantee as soon as practicable following the date on which the restrictions on such units have lapsed.
7. Distributions, Voting Rights, Etc.
Upon granting of the Restricted Units, the Grantee shall have the rights with respect to such units provided for in Exhibit F to the Partnership Agreement.
8. Execution of Award Agreement.
The Restricted Units granted to the Grantee pursuant to this Agreement shall be subject to the Grantee's execution and return of this Agreement to the Partnership within fifteen (15) business days of the Date of Grant.
9. No Right to Continued Employment.
Nothing in this Agreement shall interfere with or limit in any way the right of the Partnership, Modiv Inc., or any of their respective affiliates to terminate the Grantee's employment or services, nor confer upon the Grantee any right to continuance of employment or services with the Partnership, Modiv Inc., or any of their respective affiliates.
10. Withholding of Taxes
Prior to the delivery to the Grantee (or the Grantee's estate, if applicable) of a Restricted Units certificate or evidence of book entry of Restricted Units in respect of which all restrictions have lapsed, the Grantee (or the Grantee's estate) shall pay to the Partnership the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership (the “Withholding Taxes”) with respect to such Restricted Units, if any.
11.Compliance With Laws.
The granting and vesting of Restricted Units, the issuance and delivery of the Restricted Units, and the payment of money or other consideration allowable under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Partnership, be necessary or advisable in connection therewith. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in this Agreement shall require the Partnership to issue any Restricted Units with respect to the Agreement if, in the opinion of counsel for the Partnership, that issuance could constitute a violation of any applicable laws. As a condition to the grant or exercise of the Agreement, the Partnership may require the Grantee (or, in the event of the Grantee’s death, the Grantee’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Grantee’s (or such other person’s) intentions with regard to the retention or disposition of the Restricted Units and written covenants as to the manner of disposal of such units as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Partnership shall not be required to register any units under the Securities Act or register or qualify any units under any state or other securities laws.
12.Tax Treatment and Liquidation Value of Restricted Units.
The Partnership and each Grantee shall treat each Restricted Unit as a ‘‘profits interest’’ within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, as clarified by Rev. Proc. 2001-43, 2001-34 IRB 191, subject to the terms and conditions as outlined in the Partnership Agreement.
13.Modification of Agreement.
This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.
14. Severability.
Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
15. Governing Law.
This Agreement shall be construed, administered and enforced according to the laws of the State of Delaware; provided, however, no Restricted Units shall be issued except, in the reasonable judgment of the Partnership, in compliance with exemptions under applicable state securities laws of the state in which the Grantee resides, and/or any other applicable securities laws.
16. Successors in Interest.
This Agreement shall inure to the benefit of and be binding upon any successor to the Partnership. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Partnership under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.
17. Resolution of Disputes.
Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration hearing shall take place in Orange County, California, before a single arbitrator. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

18.Notice.
Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.
19.Entire Agreement.
This Agreement constitutes the entire understanding between the Grantee and the Partnership, and supersede all other agreements, whether written or oral, with respect thereto.
20.Violation.
Except as otherwise provided herein, any transfer, pledge, sale, assignment, or hypothecation of the Agreement or any portion thereof shall be a violation of the terms of this Agreement and shall be void and without effect.
21.Headings.
Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
22.Specific Performance.
In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
23.Capitalized Terms.
As used in this Agreement, capitalized terms that are not defined herein have the meaning set forth in the Partnership Agreement except where the context does not reasonably permit.
24.Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, the Partnership and Grantee have signed this Agreement as of the set forth above.

MODIV OPERATING PARTNERSHIP, LP            GRANTEE

By: MODIV INC.
Its: General Partner
                                /s/ RAYMOND J. PACINI
The Raymond J. Pacini Trust u/a/d 5/3/01, Raymond J. Pacini, Trustee

By: /s/ AARON S. HALFACRE
Name: Aaron S. Halfacre
Title: Chief Executive Officer
EXHIBIT A

election under section 83(b)
of the internal revenue code

the undersigned taxpayer (the “Grantee”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his gross income for the current taxable year, the excess (if any) of the fair market value of the property described below over the amount paid for such property (if any):

i.The name, address and taxpayer identification number of the undersigned Recipient are as follows:

Name:	The Raymond J. Pacini Trust u/a/d 5/3/01, Raymond J. Pacini, Trustee
Address:	2633 Vista Ornada Newport Beach, CA 92660
Social Security Number (TIN):	__________________________
ii.The property with respect to which the election is made:

33,333 Class R Units of Modiv Operating Partnership, which reflects adjustment for
Modiv Inc.’s 1:3 reverse stock split which will be effective on February 1, 2021

(profits interests per Rev. Procs. 93-27 and 2001-43)

iii.The date on which the property was transferred and the taxable year for which this election is made are:

Date on Which Property Was Transferred: January 25, 2021
Taxable Year for Which Election is Made: 2021
iv.The property is subject to the following restrictions: Time and Performance Based Restrictions

v.The fair market value at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treas. Reg. §1.83-3(h)), of such property is:

$0.00 (profits interests per Rev. Procs. 93-27 and 2001-43)
vi.For the property transferred, the undersigned paid: $0.00

vii.The amount to include in gross income is: $0.00

The undersigned Grantee will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than thirty (30) days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred. The undersigned Grantee understands that the foregoing election may not be revoked except with the consent of the Commissioner, which will only be granted when the Grantee is under a mistake of fact as to the underlying transaction and when made within 60 days of the date such mistake of fact first became known to the Grantee.

Dated this ____ day of February, 2021        Signature: __________________________________